EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-55240), Form S-1 (Registration No. 333-87218), Form S-1 (Registration No. 333-130397) and Form S-1 (Registration No. 333-132399) of PHL Variable Insurance Company of our report dated March 23, 2007 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

April 2, 2007